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                                                                 EXHIBIT d(4)(b)


                                 AMENDMENT NO. 1
                                       TO
                            FOREIGN COUNTRY SELECTION
              AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                              DELEGATION AGREEMENT


         This Amendment No. 1 dated as of September 28, 1998, amends the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement (the "Agreement"), dated September 9, 1998, between A I M Advisors, Inc., a Delaware corporation and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page thereof.

                              W I T N E S S E T H:

         WHEREAS, the parties to the Agreement desire to amend the Agreement to add AIM Investment Securities Funds on behalf of its AIM High Yield Fund II portfolio as a party to the agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. The list of Investment Companies and Funds covered by the Agreement is hereby amended to include the following:

                  "AIM INVESTMENT SECURITIES FUNDS
                  AIM High Yield Fund II"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.



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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers on the date first written above.


                                                A I M ADVISORS, INC.


Attest:   /s/ SAMUEL D. SIRKO                   By:   /s/ ROBERT H. GRAHAM
         ---------------------------------           --------------------------
               Assistant Secretary                            President


(SEAL)


AIM ADVISOR FUNDS, INC.                      AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                        AIM Small Cap Opportunities Fund
AIM Advisor International Value Fund
AIM Advisor Large Cap Value Fund             AIM SUMMIT FUND, INC.
AIM Advisor MultiFlex Fund
AIM Advisor Real Estate Fund                 AIM INTERNATIONAL FUNDS, INC.
                                             AIM Asian Growth Fund
AIM EQUITY FUNDS, INC.                       AIM European Development Fund
AIM Aggressive Growth Fund                   AIM International Equity Fund
AIM Blue Chip Fund                           AIM Global Aggressive Growth Fund
AIM Capital Development Fund                 AIM Global Growth Fund
AIM Charter Fund                             AIM Global Income Fund
AIM Constellation Fund
AIM Weingarten Fund                          AIM VARIABLE INSURANCE FUNDS, INC.
                                             AIM V.I. Aggressive Growth Fund
AIM FUNDS GROUP                              AIM V.I. Balanced Fund
AIM Balanced Fund                            AIM V.I. Capital Appreciation Fund
AIM Global Utilities Fund                    AIM V.I. Capital Development Fund
AIM High Yield Fund                          AIM V.I. Diversified Income Fund
AIM Income Fund                              AIM V.I. Global Utilities Fund
AIM Money Market Fund                        AIM V.I. Government Securities Fund
AIM Select Growth Fund                       AIM V.I. Growth Fund
AIM Value Fund                               AIM V.I. Growth & Income Fund
                                             AIM V.I. High Yield Fund
AIM INVESTMENT SECURITIES FUNDS              AIM V.I. International Equity Fund
AIM High Yield Fund II                       AIM V.I. Money Market Fund
                                             AIM V.I. Value Fund







Attest:  /s/ SAMUEL D. SIRKO                 By:   /s/ ROBERT H. GRAHAM
         ------------------------------            ----------------------------
         Assistant Secretary                           President


(SEAL)



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